UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2015

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed in AECOM’s prior periodic reports, in 2005 and 2006 AECOM’s Australian subsidiary, AECOM Australia Pty Ltd (“AECOM Australia”), performed a traffic forecast assignment for a tolled motorway tunnel project in Australia that resulted in two separate lender lawsuits filed in 2012 against AECOM Australia in the Federal Court of Australia by RCM Services and Portigon AG.  In addition, a separate securities class action lawsuit was also filed in 2012 against AECOM Australia in the Federal Court of Australia.  On July 10, 2015, AECOM Australia settled the two lender lawsuits with RCM Services and Portigon AG for an amount that is not expected to have a material impact to the financial results of AECOM.  The settlement does not include the securities class action lawsuit which remains pending

The information contained in this Current Report Form 8-K that is furnished under this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: July 10, 2015	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General Counsel